Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES FINANCIAL RESULTS AND OPERATIONAL UPDATE FOR ALL BUSINESS SEGMENTS FOR THIRD QUARTER FISCAL 2014, AND ANNOUNCES INCREASED EXIT RATE GUIDANCE

DENVER, Colorado, December 9, 2013 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its third quarter fiscal year 2014 results for the three-month period ended October 31, 2013 (“Q3 fiscal 2014”).

Third Quarter Highlights for Fiscal Year 2014 (ended October 31, 2013)

•                  Increased quarterly sales volumes to 626 Mboe (+390% y/y, 6,804 Boepd) as compared to 128 Mboe (1,389 Boepd) in the same period in Q3 fiscal 2013

•                  Increased consolidated sales to $88.5 million (+316% y/y) as compared to $21.3 million in the same period in Q3 fiscal 2013

•                  Increased consolidated net income to $17.4 million, or $0.22 basic EPS (adjusted net income of $15.2 million, or $0.19 adjusted basic EPS)

Segment Financial Results

Q3 fiscal 2014 stand-alone revenue and Adjusted-EBITDA (reference accompanying “Reconciliation Tables” as well as “Use of Segment Information and Non-GAAP Measures” disclosures at end of press release)

Q3 FY2014	Revenue	q/q % Change	Adj.-EBITDA	q/q % Change
E&P	$55.5	60%	$40.5	64%
RockPile	$66.0	49%	$13.0	13%
Caliber	$1.2	8%	$0.6	(14)%
Total	$122.7	53%	$54.1	47%

*Dollars in U.S. millions

*E&P Adjusted-EBITDA does not include TPC (parent company) other revenues and expenses

*Caliber revenue and Adjusted-EBITDA represents Triangle’s 30% ownership share of the partnership

Updated Production Guidance

•                  Increasing Q4 fiscal 2014 (ended Jan. 31, 2014) net sold production volumes exit rate guidance to 7,500 — 8,500 Boepd from previously announced guidance of 7,000 — 8,000 Boepd

•                  Triangle’s projected FY2014 capital budget remains unchanged

Operational Update

•                  E&P generated approximately $55.5 million (+431% y/y) of stand-alone revenue in Q3 fiscal 2014 as compared to $10.4 million in the same period in Q3 fiscal 2013

•                  E&P current production of approximately 7,400+ Boepd net sold volumes based on a 21-day average

•                  As of November 30, 2013, over 60% of operated producing wells hooked up to gas sales, as compared to 0% at the end of Q1 fiscal 2014

•                  Incremental line power connections to core McKenzie County operations reduced Q3 fiscal 2014 LOE by approximately 2%, as a result of effectively removing the dependence on generators for power

•                  Continuing simultaneous operations, enabling wells to remain online while drilling and completion operations take place on the pad

•                  Achieved incremental production of approximately 550 Bopd in Q3 fiscal 2014 as a result of simultaneous operations

•                  Drilled and completed nine gross (6.3 net) operated wells and 29 gross (1.5 net) non-operated wells in Q3 fiscal 2014 with a three-rig operated program

•                  $79.0 million operated and non-operated drilling and completion capex

•                  $11.4 million RPES and other services consolidated elimination and $0.4 million CLBR intracompany elimination results in a total of $11.8 million reduction in oil and natural gas property expenditures ($28.8 million reduction YTD)

•                  RockPile Energy Services (“RPES”) generated approximately $66.0 million (+177% y/y) of stand-alone revenue in Q3 fiscal 2014 (approximately $33.1 million of consolidated revenue) as compared to $23.9 million in Q3 fiscal 2013 (approximately $10.7 million of consolidated revenue)

•                  Completed nine Triangle operated wells and 19 third-party wells in Q3 fiscal 2014 as compared to five Triangle operated wells and one third-party well in Q3 fiscal 2013

•                  Backlog of approximately 21 wells, including 11 for third-party operators, at the end of Q3 fiscal 2014

•                  Increasing scale through the build-out of additional product offerings

•                  Completed the acquisition of Team Well Services, an operator of workover rigs within North Dakota

•                  Operating three workover rigs in the Williston basin with a fourth scheduled to begin operations in Q4 fiscal 2014; fifth rig on order with an anticipated delivery in Q1 fiscal 2015

•                  Second cased-hole wireline unit scheduled to begin operations in Q4 fiscal 2014; third unit currently on order

•                  Caliber Midstream (“CLBR”) generated $4.0 million (+8% q/q) in stand-alone revenue attributable to the joint venture in Q3 fiscal 2014 as compared to $3.7 million in Q2 fiscal 2014

•                  Successfully delivered fresh water to eight Triangle fracs during Q3 fiscal 2014

•                  Installed over 75 miles of pipeline to date; natural gas facility expected to be in-service in early calendar year 2014, marking Phase I completion and official in-service date

•                  Secured first third-party contract to deliver freshwater barrels for fracs on an interruptible basis with no capital requirement

•                  FREIF committed its remaining $80 million in equity for Phase II to service an additional 18 Triangle DSUs; Phase II expected to be in service by Q2 fiscal 2015

•                  Anticipate closing asset-backed revolving credit facility by year end fiscal 2014

Q3 Fiscal 2014 Segment Income and Elimination (in thousands)

	Exploration and Production	RockPile’s Pressure Pumping and Other Services	Corporate and Other(a)	Eliminations and Other		Consolidated Total
Revenues
Oil and natural gas sales	$55,477	$—	$—	$—		$55,477
Pressure pumping and related services for third parties	—	33,499	—	(427)		33,072
Intersegment revenues	—	32,499	—	(32,499)		—
Other	—	—	183	(183)		—
Total revenues	55,477	65,998	183	(33,109)		88,549

Costs and Expenses
Prod. taxes, LOE, and other expenses	13,030	—	—	—		13,030
Depletion, depreciation and amortization	16,829	2,635	165	(1,020)		18,609
Pressure pumping	—	49,839	—	(20,675)		29,164
General and administrative	2,674	3,298	4,586	—		10,558
Total operating expenses	32,533	55,772	4,751	(21,695)		71,361

Income (loss) from operations	22,944	10,226	(4,568)	(11,414	)(b)	17,188
Other income (expense)	1,527	(242)	(731)	(384	)(c)	170
Net income (loss) before income taxes	$24,471	$9,984	$(5,299)	$(11,798)		$17,358

(a) Corporate and Other includes our corporate office and several subsidiaries that management does not consider in the exploration and production or pressure pumping segments. These subsidiaries have limited activity.

(b) $11.4 million RPES and other services consolidated elimination results in a $11.4 million reduction in oil and natural gas property expenditures.

(c) $0.4 million CLBR intracompany elimination results in a $0.4 million reduction in oil and natural gas property expenditures.

*Reference Note 3 — Segment Reporting in our Q3 fiscal 2014 Form 10-Q for additional details

Q3 Fiscal 2014 Summary Consolidated Statement of Operations (in thousands)

	Three Months Ended October 31,
	2013	2012
Revenues
Total revenues	$88,549	$21,300
Costs and Expenses
Oil and gas operating expenses (incl. production taxes)	13,030	2,678
Pressure-pumping and related services(a)	29,164	8,881
Depreciation and amortization	18,609	3,984
Corporate and Other stock-based compensation	1,981	905
E&P stock-based compensation	328	602
RPES stock-based compensation	148	—
Corporate and Other cash G&A expenses	2,605	1,595
E&P cash G&A expenses	2,346	1,588
RPES cash G&A expenses	3,150	1,685
Total operating expenses	71,361	21,918

Operating Income (Loss)	17,188	(618)

Gain (loss) from derivative activities	2,123	1,401
Interest expense	(1,993)	(1,430)
Interest income	53	25
Other income (expense)	(13)	(50)
Total other income (expense)	170	(54)

Net Income Before Income Taxes	17,358	(672)
Income tax provision	—	—
Net Income (Loss)	$17,358	$(672)
Noncontrolling interest’s net loss share	—	73
Net Income (Loss) Attributable to Common Stockholders	$17,358	$(599)

Net income (loss) per common
Basic	$0.22	$(0.01)
Diluted(b)	$0.20	$(0.01)

Adjusted Net income (loss) per common(c)
Basic	$0.19	$(0.05)
Diluted(b)	$0.18	$(0.05)

Weighted average common shares
Basic	79,059	44,327
Diluted	96,041	44,327

(a) Includes intercompany eliminations; reference Note 3 — Segment Reporting in our Q3 fiscal 2014 Form 10-Q for additional details.

(b) Includes interest expense add-back of $1.6 million related to outstanding convertible notes.

(c) Reference accompanying reconciliation tables and Use of Segment Information and Non-GAAP Measures at end of press release for additional detail.

Reconciliation Tables (in thousands)

a)             Consolidated Adjusted net income (loss) per common stockholder (reference disclosure (3) in “Use of Segment Information and Non-GAAP Measures”)

	Q3 fiscal 2014	Q3 fiscal 2013
Net income (loss) as reported	$17,358	$(599)
(Gain) loss on derivative activities	(2,123)	(1,401)
(Income) loss on investment in marketable securities	12	—
Adjusted net income (loss)	$15,247	$(2,000)

Adjusted net income (loss) per common
Basic	$0.19	$(0.05)
Diluted(a)	$0.18	$(0.05)

Weighted average common shares
Basic	79,059	44,327
Diluted	96,041	44,327

(a) Includes interest expense add-back of $1.6 million related to outstanding convertible notes.

b)             E&P stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q3 fiscal 2014	Q2 fiscal 2014
Net income (loss)	$24,471	$11,692
Depreciation and amortization	16,829	10,111
Interest expense (income)	584	437
Stock-based compensation	328	247
Accretion and other asset retirement obligation expenses	983	9
Unrealized (gain) loss on derivative activities	(2,726)	2,806
(Income) loss on investment in marketable securities	12	(581)
Adjusted-EBITDA	$40,482	$24,721

* E&P Adjusted-EBITDA does not include TPC (parent company) cash G&A expense of $2.6 million

c)              RPES stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q3 fiscal 2014	Q2 fiscal 2014
Net income (loss)	$9,984	$9,554
DD&A	2,635	1,600
Stock-based compensation	148	99
Interest Expense	242	216
Adjusted-EBITDA	$13,009	$11,469

d)             CLBR stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q3 fiscal 2014	Q2 fiscal 2014
Net income (loss)	$384	$697
Depreciation	242	33
Adjusted-EBITDA	$626	$730

* Caliber Adjusted-EBITDA represents Triangle’s 30% ownership share of the partnership, before intracompany elimination

Use of Segment Information and Non-GAAP Measures

(1)         Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.  The majority of Triangle’s consolidated interest expense relates to paid-in-kind interest on the convertible notes at the consolidated parent.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) intracompany eliminations, and (iii) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The Adjusted-EBITDA measures presented in the “Reconciliation Tables” may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization.  Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(2)         The Company often provides financial metrics for each of Triangle’s three segments of operation.  Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differs from Triangle’s consolidated revenues for the corresponding reporting period.  Triangle’s consolidated revenues would reflect segment revenues reduced for intracompany sales (i.e. for RPES services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RPES’s and CLBR’s performance as stand-alone companies without eliminating, on a consolidated basis, certain revenues attributable to completion services for Triangle’s economic interests in new wells operated by Triangle.

(3)         Adjusted net income (loss) is defined as net income (loss) applicable to common stockholders adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods. We present this measure because (i) it is consistent with the manner in which the Company’s performance is measured relative to the performance of its peers, (ii) this measure is more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted net income (loss).

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call Tuesday, December 10, 2013 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s third quarter fiscal year 2014, followed immediately by a question and answer session. Interested parties may dial-in using the conference call number (877) 870-4263. International parties may dial-in using (412) 317-0790. The Company recommends dialing into the conference call at least ten minutes before the scheduled start time. A recording of the conference call will be available through December 17, 2013 at (877) 344-7529 (conference # 10037472). For international participants, the replay dial-in number is (412) 317-0088 (conference # 10037472).

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2013 and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation

Justin Bliffen, Chief Financial Officer

303-260-7125

info@trianglepetroleum.com